EXHIBIT 23(b)






               CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-50173), the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-52048), and the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62506) of our report dated February 2, 1996, appearing on page A-10 of the Annual Report to Shareholders in the appendix to the Illinois Power Company Information Statement which is incorporated in this Annual Report on Form 10-K.







PRICE WATERHOUSE LLP

March 27, 1996